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Exhibit 5.2

Lang Michener LLP
Lawyers—Patent & Trade Mark Agents

BCE Place, 181 Bay Street, Suite 2500
P.O. Box 747
Toronto ON M5J 2T7
Canada

Telephone: 416-360-8600
Facsimile: 416-365-1719

May 23, 2006

Teck Cominco Limited
Suite 600
200 Burrard Street
Vancouver, British Columbia
V6C 3L9

Dear Sirs:

Re: Take-Over Bid Circular dated May 23, 2006

        We have acted as Canadian counsel to Teck Cominco Limited (the "Company") in connection with the registration statement on Form F-10 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

        We know that we are referred to under the headings "Certain Canadian Federal Income Tax Considerations" and "Legal Matters" in the Offer and Circular forming a part of the Registration Statement and we hereby consent to such use of our name and opinions in the Registration Statement.

Yours truly,

/s/ Lang Michener LLP

www.langmichener.ca	Toronto Vancouver Ottawa

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  Exhibit 5.2